SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D. C. 20549




                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 March 24, 2004
                                ----------------


                               AAMPRO GROUP, INC.
                (Formerly, Trident Systems International, Inc.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       NEVADA                        000-30769                87-0419231
 -----------------------------    ---------------        --------------------
 (State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)              File Number)           Identification No.)


                                 1120 Route 22E
                         Bridgewater, New Jersey 08807
           ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (908) 252-0008

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 24, 2004, the Registrant engaged Bagel Josephs & Company, L.L.C. as the Registrant's independent accountants.

On March 24, 2004, the Registrant's current independent accountants Rosenberg Rich Baker Berman & Company, notified the Registrant that it would cease providing services as the Registrant's independent accountants.

The Registrant's Board of Directors approved the change of independent accountants.

Rosenberg Rich Baker Berman & Company's reports on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through March 24, 2004, there have been no disagreements with Rosenberg Rich Baker Berman & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Rosenberg Rich Baker Berman & Company would have caused them to make reference thereto in their report on the financial statements for such years.

The Registrant has requested that Rosenberg Rich Baker Berman & Company furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 19, 2004, is filed as
Exhibit 16 to this Form 8-K.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AAMPRO Group, Inc.
                                          ---------------------------------
                                          (Registrant)



Date:  March 29, 2003                     /s/ Stephen Farkas
                                          ----------------------------
                                          Stephen Farkas, Chief Executive
                                          Officer

EXHIBIT INDEX

Exhibit No              Description
-----------             ----------------
16                      Letter of Rosenberg Rich Baker Berman & Company
                         dated March 19, 2004